Exhibit 23.1

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ingevity Corporation of our report dated February 28, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Ingevity Corporation for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

May 4, 2023